Exhibit 99.1

Genie Energy Ltd. Reports Third Quarter 2020 Results

NEWARK, NJ — November 6, 2020: Genie Energy Ltd. (NYSE: GNE, GNEPRA) reported third quarter 2020 earnings of $0.24 per diluted share on revenue of $96.3 million.

HIGHLIGHTS

(Throughout this release, 3Q20 results are compared to 3Q19 results unless otherwise noted)

●	By quarter end, Genie had expanded its global customer base to the highest level in company history. Global RCEs rose to 442,000 and global meters to 558,000, representing year over year increases of 15% and 13% respectively.

●	Consolidated revenue increased 12.4% to $96.3 million driven by increases in average electricity consumption in the U.S. and internationally. Gross profit increased 3.7% to $27.3 million while SG&A expense decreased 3.0% to $18.8 million on reduced customer acquisition expense.

●	Consolidated income from operations increased 22.2% to $8.5 million. Consolidated Adjusted EBITDA[1] increased 18.6% to $9.5 million.

●	Genie Retail Energy, Genie’s domestic energy supply business, increased income from operations to $12.3 million from $10.9 million and Adjusted EBITDA[1] to $12.6 million from $11.2 million.

●	Diluted EPS increased to $0.24 from $0.18.

COMMENTS OF MICHAEL STEIN, CEO

“Our strong third quarter results reflect our long-term investments in customer base growth and geographic diversification. International meter acquisitions led the expansion of our global customer base to its highest level in our history.

“In the U.S., our year over year increases in revenue, gross profit and income from operations were driven by increased average per meter electricity consumption. Residential electricity demand in the U.S. has increased in the COVID-19 era while churn and the pace of meter acquisition have slowed.

“After the third quarter closed, we acquired our partner’s interest in our U.K. joint venture for $1.7 million. We are excited about the long-term prospects for this business and expect it to become EBITDA accretive within the next two years.

“Our bottom line results further strengthened our balance sheet this quarter even as we continued to invest to grow our international businesses. By the quarter close, we had achieved our highest levels of cash and working capital since 2016.”

CONSOLIDATED RESULTS

$ in millions, except EPS	3Q20	2Q20	3Q19	3Q20-3Q19 Change (%/$)
Revenue	$96.3	$76.1	$85.7	+12.4%
Gross profit	$27.3	$19.5	$26.4	+3.6%
Gross margin percentage	28.4%	25.6%	30.7%	(230) BP
SG&A expense	$18.8	$16.0	$19.4	(3.0)%
Stock-based compensation included in SG&A	$0.4	$0.4	$0.3	+33.6%
Depreciation and amortization	$0.7	$0.7	$0.9	(28.1)%
Bad debt expense	$1.0	$0.6	$0.1	+$0.9
Impairment of assets	na	$0.8	na	na
Income from operations	$8.5	$2.7	$6.9	+22.2%
Adjusted EBITDA[1]	$9.5	$3.5	$8.0	+18.6%
Equity in the net loss in equity method investees[2]	$(0.1)	$(1.2)	$(0.2)	+$0.1
Provision for income taxes	$(2.4)	$(0.6)	$(1.9)	$(0.5)
Net income attributable to Genie Energy common stockholders	$6.4	$1.6	$4.9	+$1.5
Earnings per diluted share attributable to Genie Energy common stockholders	$0.24	$0.06	$0.18	+$0.6
Net cash provided by operating activities	$10.4	$16.4	$12.1	$(1.7)

GLOBAL METERS AND RCEs

Genie Energy’s global customer base increased year-over-year and sequentially driven by Genie International’s investment in customer acquisition complemented by more modest domestic RCE growth. COVID-19 public health restrictions relaxed in some Genie domestic markets in the third quarter, facilitating a partial reactivation of previously curtailed customer acquisition channels. Genie Energy’s global RCE and meter totals are provided in the chart below.

Global RCEs and Meters (in thousands)[3]	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Electricity RCEs	364	346	325	297	309
Natural gas RCEs	78	75	76	77	75
Total RCEs	442	421	401	374	384

Electricity meters	445	429	421	390	392
Natural gas meters	113	107	111	107	100
Total meters	558	536	532	497	492

SEGMENT RESULTS

Genie Retail Energy (GRE)

Genie Retail Energy $ in millions	3Q20	2Q20	3Q19	3Q20-3Q19 Change (%/$)
Total revenue	$89.5	$66.5	$81.7	+9.6%
Electricity revenue	$86.2	$61.1	$78.5	+9.8%
Natural gas revenue	$2.7	$5.4	$3.2	(14.1)%
Other	$0.6	-	-	+$0.6
Gross profit	$25.9	$17.1	$25.7	+1.0%
Gross margin percentage	29.0%	25.7%	31.5%	(250	BP)
SG&A expense	$13.6	$11.1	$14.8	(8.4)%
Depreciation and amortization	$0.1	$0.1	$0.2	(37.3)%
Income from operations	$12.3	$6.0	$10.9	+13.6%
Adjusted EBITDA[1]	$12.6	$6.2	$11.2	+13.1%

GRE - KPIs and Take-Aways:

●	RCEs served at September 30, 2020 increased 6% to 350,000 from 329,000 a year earlier and 2% from 343,000 at June 30, 2020.

●	Meters served at September 30, 2020 decreased 4% to 375,000 from 389,000 a year earlier and increased slightly from 374,000 at June 30, 2020.

●	Gross meters added during 3Q20 totaled 44,000 compared to 76,000 in 3Q19 and 40,000 in 2Q20. The year over year decrease is due to COVID-19 related curtailment of certain customer acquisition activities.

●	Average monthly customer churn decreased to 3.7% from 5.3% in 3Q19 and 3.9% in 2Q20, reflecting decreased sales activity by competitors and lower rates of gross meter ads in recent quarters – both as a result of COVID-19-related restrictions on customer acquisition in certain channels – as well as the continuing increase in the ratio of fixed rate to variable rate customers, where fixed rate customers generally have lower rates of churn.

●	The year over year increase in electricity revenue was driven by a strong increase in average meter electricity consumption reflecting increased residential demand during the COVID-19 pandemic, and, to a lesser extent, a shift within GRE’s electricity customer base to meters with higher average consumption.

●	The year over year increases in income from operations and Adjusted EBITDA[1] were driven by increased per meter electricity consumption and decreased customer acquisition expense, offset by a mild decrease in gross margin.

Genie Retail Energy International (GRE International)

GRE International $ in millions	3Q20	2Q20	3Q19	3Q20-3Q19 Change (%/$)
Total revenue	$5.8	$5.0	$3.0	+91.9%
Gross profit	$1.1	$1.9	$0.4	+175.8
Gross margin percentage	18.7%	38.0%	13.0%	+570 BP
SG&A expense	$2.7	$2.5	$2.0	+36.2%
Loss from operations	$(1.6)	$(0.6)	$(1.6)	-
Adjusted EBITDA[1]	$(1.0)	$(1.6)	$(1.0)	-
Equity in the net loss in Orbit Energy[4]	-	$(1.5)	-	-

GRE International – KPIs and Take-Aways:

●	RCE’s served[3] at September 30, 2020 increased 69% to 92,000 from 55,000 a year earlier and increased 18% from 79,000 at June 30, 2020 led by expansion in the U.K. and Scandinavian markets.

●	Meters served[3] at September 30, 2020 increased 76% to 182,000 from 103,000 a year earlier and 13% from 161,000 at June 30, 2020.

●	On a pro forma basis[5], inclusive of Orbit Energy’s revenue, GRE International’s revenue increased to $20.9 million from $8.8 million in 3Q19.

●	On a pro forma basis[5], inclusive of Orbit Energy’s loss from operations, GRE International’s loss from operations increased to $5.8 million from $4.2 million in 3Q19.

Genie Energy Services (GES)

GES comprises Diversegy, a commercial energy consulting business, Genie’s interest in Prism Solar, a supplier of solar panels and solutions, and Genie Solar Energy.

●	GES’ revenue of $1.0 million was unchanged from 3Q19.

●	GES’ loss from operations was $0.7 million compared to a loss from operations of $0.8 million in 3Q19.

Genie Oil and Gas (GOGAS)

●	GOGAS’ Afek oil and gas exploration subsidiary initiated its final well test in the second half of October, following the quarter close.

●	GOGAS’ loss from operations[6] decreased to $0.1 million from $0.3 million in 3Q19.

Corporate

●	Corporate loss from operations was $1.4 million compared to a loss from operations of $1.3 million in 3Q19. The losses include the impact of corporate stock-based compensation which increased to $0.2 million from $0.1 million in 3Q19.

BALANCE SHEET AND CASH FLOW HIGHLIGHTS

At September 30, 2020, Genie Energy had $148.9 million in total assets. Cash, cash equivalents and restricted cash increased to $49.2 million from $41.8 million at June 30, 2020. Liabilities totaled $62.4 million and working capital (current assets less current liabilities) totaled $54.9 million compared to $49.1 million at June 30, 2020.

Cash provided by operating activities in 3Q20 was $10.4 million compared to $12.1 million in 3Q19.

DIVIDEND ON GENIE ENERGY COMMON STOCK

Genie's Board of Directors has declared a third quarter dividend of $0.085 with a record date of December 4, 2020. The dividend will be paid on or about December 11, 2020. The distribution will be treated as an ordinary dividend for income tax purposes.

GENIE ENERGY EARNINGS CONFERENCE CALL

This earnings press release is available for download in the “Investors” section of the Genie Energy website (https://genie.com/investors/investor-relations/) and has been filed on a current report (Form 8-K) with the SEC.

At 8:30 AM Eastern today, Genie Energy’s management will host a conference call to discuss financial and operational results, business outlook and strategy. The call will begin with management’s remarks followed by Q&A with investors.

To participate in the conference call, dial 1-888-348-6472 (toll-free from the US) or 1-412-902-4240 (international) and request the Genie Energy conference call.

Approximately three hours after the call, a call replay will be accessible by dialing 1-844-512-2921 (toll-free from the US) or 1-412-317-6671 (international) and providing the replay PIN: 10149641. The replay will remain available through November 13, 2020. A recording of the call - in MP3 format - will also be available for playback on the “Investors” section of the Genie Energy website.

Investors can sign up through the Genie Energy website to have earnings releases and other press releases e-mailed directly to them.

ABOUT GENIE ENERGY LTD.

Genie Energy Ltd. (NYSE: GNE, GNEPRA), is a global provider of energy services. The Genie Retail Energy division supplies electricity, including electricity from renewable resources, and natural gas to residential and small business customers in the United States. The Genie Retail Energy International division supplies customers in Europe and Asia. The Genie Energy Services division includes Diversegy, a commercial and industrial brokerage and consultative services company, and Genie Solar Energy and Prism Solar, which design, supply and install commercial solar solutions. For more information, visit Genie.com.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

CONTACT:

Genie Energy Investor Relations

Bill Ulrey

P: (973) 438-3848

E-mail: invest@genie.com

FOOTNOTES:

[1]	Adjusted EBITDA for all periods presented is a non-GAAP measure. The ‘Reconciliation of Non-GAAP Financial Measures’ at the end of this release provides an explanation of Adjusted EBITDA and reconciliations to its most directly comparable GAAP measures.

[2]	Genie Energy accounted for its investments in Orbit Energy, its joint venture operating in the U.K., and Atid, a drilling contractor based in Israel in which it holds a minority stake, under the equity method of accounting. Under this method, Genie Energy records its share in the net income or loss of the venture. Therefore, revenue generated and expenses incurred are not reflected in Genie Energy’s consolidated revenue and expenses. However, Orbit Energy’s customers are included in metrics regarding our global customer base.

[3]	Includes RCEs and meters acquired and served by Genie Energy’s domestic and international retail energy provider businesses including operations in Scandinavia and Japan and at Genie’s joint venture in the U.K. (although U.K. operations have not been included in our consolidated results of operations).

[4]	Genie Energy accounted for its investments in Orbit Energy, its joint venture operating in the U.K., under the equity method of accounting. Revenue generated, and expenses incurred, are not reflected in segment revenue and operating expenses. RCE and meter counts do, however, include Orbit Energy customers.

[5]	Pro forma results for all periods presented are non-GAAP measures intended to provide useful information that supplement the core operating results in accordance with GAAP of the relevant segment. Please refer to the ‘Reconciliation of Non-GAAP Financial Measures’ at the end of this release for an explanation of the pro forma results as well as for reconciliations to their most directly comparable GAAP measures.

[6]	Genie Energy accounts for its minority interest in Atid, a drilling company based in Israel, under the equity method of accounting within its GOGAS segment. Atid’s revenue generated, and expenses incurred, are not reflected in segment revenue and operating expenses.

GENIE ENERGY LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,556	$31,242
Restricted cash—short-term	29,104	6,792
Trade accounts receivable, net of allowance for doubtful accounts of $4,285 and $2,631 at September 30, 2020 and December 31, 2019, respectively	44,787	49,822
Inventory	13,414	16,632
Prepaid expenses	4,181	6,318
Other current assets	4,271	2,133
Total current assets	115,313	112,939
Property and equipment, net	357	3,607
Goodwill	12,213	12,135
Other intangibles, net	5,067	6,837
Investment in equity method investees	483	675
Restricted cash—long-term	570	520
Deferred income tax assets, net	7,316	12,154
Other assets	7,573	7,377
Total assets	$148,892	$156,244
Liabilities and equity
Current liabilities:
Loan payable	$1,422	$921
Trade accounts payable	22,889	24,387
Accrued expenses	31,326	26,116
Contract liability	1,033	13,426
Income taxes payable	1,548	1,591
Due to IDT Corporation, net	115	381
Short-term revolving line of credit	—	2,514
Other current liabilities	2,109	2,820
Total current liabilities	60,442	72,156
Long-term notes payable	—	777
Other liabilities	1,952	2,381
Total liabilities	62,394	75,314
Commitments and contingencies
Equity:
Genie Energy Ltd. stockholders’ equity:
Preferred stock, $0.01 par value; authorized shares—10,000:
Series 2012-A, designated shares—8,750; at liquidation preference, consisting of 2,322 shares issued and outstanding at September 30, 2020 and December 31, 2019	19,743	19,743
Class A common stock, $0.01 par value; authorized shares—35,000; 1,574 shares issued and outstanding at September 30, 2020 and December 31, 2019	16	16
Class B common stock, $0.01 par value; authorized shares—200,000; 25,808 and 25,785 shares issued and 24,521 and 24,755 shares outstanding at September 30, 2020 and December 31, 2019, respectively	258	258
Additional paid-in capital	140,935	139,615
Treasury stock, at cost, consisting of 1,287 and 1,030 shares of Class B common stock at September 30, 2020 and December 31, 2019	(9,572)	(7,675)
Accumulated other comprehensive income	2,800	2,519
Accumulated deficit	(52,691)	(59,671)
Total Genie Energy Ltd. stockholders’ equity	101,489	94,805
Noncontrolling interests	(14,991)	(13,875)
Total equity	86,498	80,930
Total liabilities and equity	$148,892	$156,244

GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands, except per share data)
Revenues:
Electricity	$91,793	$81,473	$227,671	$196,142
Natural gas	2,724	3,169	24,190	27,069
Other	1,809	1,071	24,591	10,127
Total revenues	96,326	85,713	276,452	233,338
Cost of revenues	69,010	59,360	200,744	172,417
Gross profit	27,316	26,353	75,708	60,921
Operating expenses and losses:
Selling, general and administrative (i)	18,831	19,408	54,287	53,419
Impairment of assets	—	—	993	—
Income from operations	8,485	6,945	20,428	7,502
Interest income	21	163	164	445
Interest expense	(48)	(161)	(223)	(479)
Equity in the net loss in equity method investees, net	(146)	(238)	(1,698)	(2,106)
Other income (expense), net	291	(85)	390	147
Income before income taxes	8,603	6,624	19,061	5,509
Provision for income taxes	(2,406)	(1,916)	(5,563)	(3,142)
Net income	6,197	4,708	13,498	2,367
Net loss attributable to noncontrolling interests	531	539	1,026	1,484
Net income attributable to Genie Energy Ltd.	6,728	5,247	14,524	3,851
Dividends on preferred stock	(370)	(370)	(1,111)	(1,111)
Net income attributable to Genie Energy Ltd. common stockholders	$6,358	$4,877	$13,413	$2,740

Earnings per share attributable to Genie Energy Ltd. common stockholders:
Basic	$0.25	$0.18	$0.51	$0.10
Diluted	$0.24	$0.18	$0.50	$0.10
Weighted-average number of shares used in calculation of earnings per share:
Basic	25,928	26,683	26,107	26,603
Diluted	26,769	27,669	26,839	27,541

Dividends declared per common share	$0.085	$0.075	$0.245	$0.225
(i) Stock-based compensation included in selling, general and administrative expenses	$447	$335	$1,331	$1,106

GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(in thousands)
Operating activities
Net income	$13,498	$2,367
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,219	2,797
Impairment of assets	993	—
Deferred income taxes	4,838	1,591
Provision for doubtful accounts receivable	2,209	453
Loss on sale of assets held for sale	456	—
Stock-based compensation	1,331	1,106
Equity in the net loss in equity method investees	1,698	2,106
Gain on deconsolidation of subsidiaries	(98)	—
Change in assets and liabilities:
Trade accounts receivable	2,827	(1,607)
Inventory	3,218	264
Prepaid expenses	2,166	(395)
Other current assets and other assets	(633)	1,243
Trade accounts payable, accrued expenses and other current liabilities	2,018	2,152
Contract liability	(12,393)	3,378
Due to IDT Corporation	(266)	(81)
Income taxes payable	(43)	563
Net cash provided by operating activities	24,038	15,937
Investing activities
Capital expenditures	(125)	(343)
Proceeds from disposal of assets held for sale	48	—
Payment for acquisition of intangible	(298)	—
Investments in equity method investee	(1,502)	(719)
Payments for business acquisition, net of cash acquired	—	(1,852)
Investments in notes receivables	—	(214)
Repayment of notes receivable	14	132
Net cash used in investing activities	(1,863)	(2,996)
Financing activities
Dividends paid	(7,543)	(7,220)
Repayment of short-term debt—Lumo	—	(2,260)
Proceeds from exercise of stock options	18	1,405
Proceeds from revolving line of credit	1,000	—
Repayment of revolving line of credit	(3,514)	—
Purchase of Class B common stock from employees upon vesting of restricted shares	(263)	(315)
Proceeds from loan	1,395	—
Repayment of loan payable	(930)	—
Purchases of Class B common stock	(1,634)	(3,415)
Repayment of notes payable	(25)	(37)
Net cash used in financing activities	(11,496)	(11,842)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3)	12
Net increase in cash, cash equivalents, and restricted cash	10,676	1,111
Cash, cash equivalents, and restricted cash at beginning of period	38,554	44,197
Cash, cash equivalents, and restricted cash at end of period	$49,230	$45,308

Reconciliation of Non-GAAP Financial Measures for the Third Quarter 2020

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), Genie Energy also disclosed for the third quarter 2020, as well as for comparable periods, pro forma revenue and income (loss) from operations for its Genie Retail Energy International (GRE International) segment and, for on a consolidated basis and for all segments, Adjusted EBITDA, which are non-GAAP measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Genie Energy’s measures of pro forma results consist of the corresponding GAAP metric with the addition of the corresponding results for Orbit Energy, the company’s joint venture operating in the United Kingdom. GAAP results for Orbit Energy are accounted for under the equity method of accounting. Under this method, Genie Energy records its share in the net income or loss of the venture. Therefore, revenue generated, expenses incurred and income (loss) from operations are not reflected in Genie Energy’s consolidated revenue and expenses (although Orbit Energy’s customers are included in metrics regarding our customer base). Pro forma results are calculated by adding the result for Orbit Energy to its corresponding GAAP result. Pro forma results are provided for the third quarter 2020 and third quarter 2019 to supplement the following results: revenue of the Genie Retail Energy International segment; and loss from operations for the Genie Retail Energy International segment.

Genie Energy’s measure of Adjusted EBITDA consists of gross profit less selling, general and administrative expense, exploration expense and equity in the net loss of in equity method investees, net, plus depreciation, amortization and stock-based compensation (which are included in selling, general and administrative expense). Another way of calculating Adjusted EBITDA is to start with income from operations and add depreciation, amortization, stock-based compensation and impairment of goodwill and subtract equity in net loss in equity method investees, net.

Management believes that Genie Energy’s pro forma results and Adjusted EBITDA provide useful information to both management and investors by excluding certain expenses that may not be indicative of Genie Energy’s or the relevant segment’s core operating results. Management uses the pro forma results and Adjusted EBITDA, among other measures, as relevant indicators of core operational strengths in its financial and operational decision making.

Pro forma revenue and pro forma income (loss) from operations are used specifically to evaluate the performance of its GRE International division. Management also used Adjusted EBITDA to evaluate operating performance in relation to Genie Energy’s competitors. Disclosure of these non-GAAP financial measure may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, Genie Energy has historically reported Adjusted EBITDA and believes it is commonly used by readers of financial information in assessing performance. Therefore, the inclusion of comparative numbers provides consistency in financial reporting at this time.

The pro forma results facilitate evaluation of the results of GRE International as if the results of its U.K joint venture, Orbit Energy, were fully consolidated, which provides useful information regarding the size, growth and financial performance of GRE International businesses in aggregate. In contrast, GAAP results only include the company’s equity in the results of the operations of its U.K. venture.

Management refers to pro forma results and Adjusted EBITDA, as well as the GAAP measures revenue, gross profit, income (loss) from operations and net income (loss), on a segment and/or consolidated level to facilitate internal and external comparisons to the segments’ and Genie Energy's historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

Although depreciation and amortization are considered operating costs under GAAP, they primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. While Genie Energy’s oil and gas exploration business may be capital intensive, Genie Energy does not expect to incur significant depreciation or depletion expense for the foreseeable future. Genie Energy’s operating results exclusive of depreciation and amortization is therefore a useful indicator of its current performance.

Stock-based compensation recognized by Genie Energy and other companies may not be comparable because of the various valuation methodologies, subjective assumptions and the variety of types of awards that are permitted under GAAP. Stock-based compensation is excluded from Genie Energy’s calculation of Adjusted EBITDA because management believes this allows investors to make more meaningful comparisons of the operating results of Genie Energy’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for Genie Energy for the foreseeable future and an important part of employees’ compensation that impacts their performance.

Impairment of goodwill is a component of (loss) income from operations that is excluded from the calculation of Adjusted EBITDA. The impairment of goodwill is primarily dictated by events and circumstances outside the control of management that trigger an impairment analysis. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of Genie Energy's continuing operations.

Pro forma revenue and pro forma income (loss) from operations as well as Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, revenue, gross profit, income from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, Genie Energy’s measurements of pro forma revenue, pro forma income (loss) from operations and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Following are the reconciliations of GRE International’s pro forma results and Adjusted EBITDA to its most directly comparable GAAP measure. Pro forma revenue for the GRE International segment is reconciled to the segment’s revenue, and GRE International’s pro forma loss from operations is reconciled to the segment’s loss from operation. Adjusted EBITDA is reconciled to income from operations for Genie Energy’s reportable segments and net income for Genie Energy on a consolidated basis.

Reconciliation of pro forma GRE International revenue and loss from operations

Genie Retail Energy International (GREI) Segment Results

(results in millions)	3Q20	3Q19

GREI segment revenue	$5.8	$3.0
plus Orbit Energy revenue	$15.1	$5.8
Pro forma GREI segment revenue	$20.9	$8.8
GREI segment loss from operations	$(1.6)	$(1.6)
plus Orbit Energy loss from operations	$(4.2)	$(2.6)
Pro forma GREI segment loss from operations	$(5.8)	$(4.2)

Reconciliation of Adjusted EBITDA

	Total	GRE	GES	GREI	GOGAS	CORP
Three months ended September 30, 2020 (3Q20)
Net income attributable to Genie Energy Limited	$6,728
Net loss attributable to non-controlling interests	(531)
Net income	$6,197
Provision for income taxes	2,406
Other income, net	(291)
Interest expense	48
Interest income	(21)
Equity in the net loss of equity method investees	146
Income from operations	$8,485	$12,333	$(719)	$(1,574)	$(146)	$(1,409)
Add:
Stock-based compensation	447	172		68		207
Depreciation and amortization	670	117	11	527	15
Impairment
Subtract:
Equity in the net loss of equity method investees	146				143	3
Adjusted EBITDA	$9,456	$12,622	$(708)	$(979)	$(274)	$(1,205)

	Total	GRE	GES	GREI	GOGAS	CORP
Three months ended June 30, 2020 (2Q20)
Net income attributable to Genie Energy Limited	$1,963
Net loss attributable to non-controlling interests	(1,083)
Net income	$880
Provision for income taxes	587
Other expenses, net	52
Interest expense	58
Interest income	(20)
Equity in the net loss of equity method investees	1,173
Income (loss) from operations	$2,730	$5,957	$(1,113)	$(607)	$(172)	$(1,335)
Add:
Stock-based compensation	401	175		14		213
Depreciation and amortization	722	118	95	495	14
Impairment	801		801
Subtract:
Equity in the net loss of equity method investees	1,173			1,502	(224)	(105)
Adjusted EBITDA	$3,481	$6,250	$(217)	$(1,600)	$66	$(1,017)

	Total	GRE	GES	GREI	GOGAS	CORP
Three months ended September 30, 2019 (3Q19)
Net income attributable to Genie Energy Limited	$5,247
Net loss attributable to non-controlling interests	(539)
Net income	$4,708
Provision for income taxes	1,916
Other income, net	85
Interest expense	161
Interest income	(163)
Equity in the net loss of equity method investees	238
Income from operations	$6,945	$10,856	$(798)	$(1,560)	$(283)	$(1,270)
Add:
Stock-based compensation	335	116		94		125
Depreciation and amortization	933	187	243	488	15
Impairment
Subtract:
Equity in the net loss of equity method investees	238				148	90
Adjusted EBITDA	$7,975	$11,159	$(555)	$(978)	$(416)	$(1,235)

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